EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Classover Holdings, Inc.

8 The Green, #18195

Dover, Delaware 19901

To Whom it may concern:

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 1, 2026, relating to the consolidated financial statements, and schedules of Classover Holdings, Inc., appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

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Bush & Associates CPA, LLC

Las Vegas, Nevada

May 1, 2026